                                                Free Writing Prospectus
                                                Field Pursuant to Rule 433
                                                Registration No. 333-130545-44

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                           $[73,947,000] (APPROXIMATE)

                       FIRST FRANKLIN MORTGAGE LOAN TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2007-FFA

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               SELLER AND SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                            HOME LOAN SERVICES, INC.
                                    SERVICER

                               LASALLE BANK, N.A.
                                     TRUSTEE

                               JANUARY [24], 2007

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                                   TERM SHEET
                               JANUARY 24, (2007)
                       FIRST FRANKLIN MORTGAGE LOAN TRUST
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2007-FFA
                         $[73,947,000] (APPROXIMATE) (1)
                               SUBJECT TO REVISION

                                                                                               EXPECTED   STATED     EXPECTED
                                               WAL (YRS)   PAYMENT WINDOW                        FINAL     FINAL     RATINGS
                 APPROX                        (CALL(5)/      (CALL(5)/     PAYMENT  INTEREST  MATURITY  MATURITY     (S&P/
CLASS           SIZE ($)          COUPON       MATURITY)      MATURITY)      DELAY    ACCRUAL     (5)       (6)      MOODY'S)
-----        ------------- ------------------- --------- ------------------ ------- ---------- -------- ---------- -----------
CLASS A-1    [347,014,000] LIBOR + [ ](2), (3)                     Not Offered Hereby                    Jan-2038   [AAA/Aaa]
CLASS M-1     [22,984,000] LIBOR + [ ](2), (4) 5.46/7.66 66 - 66 / 67 - 147    0    Actual/360 Jul-2012  Jan-2038   [AA+/Aa1]
CLASS M-2     [25,732,000] LIBOR + [ ](2), (4)                     Not Offered Hereby                    Jan-2038   [AA/Aa2]
CLASS M-3     [10,992,000] LIBOR + [ ](2), (4)                     Not Offered Hereby                    Jan-2038   [AA-/Aa3]
CLASS M-4     [10,742,000] LIBOR + [ ](2), (4) 4.33/4.71 45 - 66 / 45 - 120    0    Actual/360 Jul-2012  Jan-2038    [A+/A1]
CLASS M-5      [9,493,000] LIBOR + [ ](2), (4) 4.21/4.59 44 - 66 / 44 - 117    0    Actual/360 Jul-2012  Jan-2038    [A/A2]
CLASS M-6      [8,744,000] LIBOR + [ ](2), (4) 4.13/4.50 42 - 66 / 42 - 114    0    Actual/360 Jul-2012  Jan-2038    [A-/A3]
CLASS B-1      [7,245,000] LIBOR + [ ](2), (4) 4.08/4.43 41 - 66 / 41 - 110    0    Actual/360 Jul-2012  Jan-2038  [BBB+/Baa1]
CLASS B-2      [6,745,000] LIBOR + [ ](2), (4) 4.03/4.38 40 - 66 / 40 - 107    0    Actual/360 Jul-2012  Jan-2038  [BBB/Baa2]
CLASS B-3      [7,994,000] LIBOR + [ ](2), (4) 3.99/4.32 39 - 66 / 39 - 104    0    Actual/360 Jul-2012  Jan-2038  [BBB-/Baa3]
CLASS B-4(7)   [9,743,000] LIBOR + [ ](2), (4)                     Not Offered Hereby                   [Jan-2038]  [BB+/Ba1]
CLASS B-5(7)  [18,736,000] LIBOR + [ ](2), (4)                     Not Offered Hereby                   [Jan-2038]  [BB/Ba2]
             ------------
   TOTAL:     486,164,000
             ============

1) The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.

2)   Subject to the Available Funds Cap.

3) If the 10% optional termination is not exercised on the first Distribution Date on which it is exercisable, on the following Distribution Date, the margin on the Class A-1 Certificates will increase to 2x its margin.

4) If the 10% optional termination is not exercised on the first Distribution Date on which it is exercisable, on the following Distribution Date, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will increase to 1.5x its respective margin.

5) The Certificates will be priced at 100% PPC, which starts at 20% CPR in period 1, builds linearly to 35% CPR in period 12 and remains at 35% CPR thereafter. Subject to a maximum prepayment speed of 95% CPR. Assumes 10% optional termination occurs.

6)   Latest maturity date for any thirty year mortgage loan plus one year.

7)   Class B-4 and Class B-5 will be offered via Rule 144A.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                     212-449-3659   scott_soltas@ml.com
Vince Mora                       212-449-1437   vince_morajr@ml.com
Brian Kane                       212-449-3660   brian_f_kane@ml.com
Charles Sorrentino               212-449-3659   charles_sorrentino@ml.com
Matthew Sawatzky                 212-449-3660   matthew_sawatzky@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                      212-449-0752   matthew_whalen@ml.com
Paul Park                        212-449-6380   paul_park@ml.com
Tom Saywell                      212-449-2122   tom_saywell@ml.com
Ketan Parekh                     212-449-9506   ketan_parekh@ml.com
Fred Hubert                      212-449-5071   fred_hubert@ml.com
Alice Chu                        212-449-1701   alice_chu@ml.com
Sonia Lee                        212-449-5067   sonia_lee@ml.com
Keith Singletary                 212-449-9431   keith_singletary@ml.com
Calvin Look                      212-449-5029   calvin_look@ml.com
Yimin Ge                         212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                    212-449-1901   hoiyee_leung@ml.com
Mark Dereska                     212-449-1008   mark_dereska@ml.com
Paul Fetch                       212-449-1002   paul_fetch@ml.com

MOODY'S
Jipil Ha                         212-553-1431   jipil.ha@moodys.com

STANDARD & POOR'S
Becky Neary                      212-438-3026   rebecca_neary@standardandpoors.com

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

TITLE OF CERTIFICATES            First Franklin Mortgage Loan Trust, Mortgage
                                 Loan Asset-Backed Certificates Series 2007-FFA,
                                 consisting of:

                                 Class A-1 Certificates,

                                 Class M-1, Class M-2, Class M-3, Class M-4,
                                 Class M-5 and Class M-6 Certificates
                                 (collectively, the "Class M Certificates"), and

                                 Class B-1, Class B-2, Class B-3, Class B-4 and
                                 Class B-5 Certificates (collectively, the
                                 "Class B Certificates").

                                 The Class A-1 Certificates, Class M, Class B-1,
                                 Class B-2 and Class B-3 Certificates are collectively known as the "Offered
                                 Certificates". The Class M and Class B
                                 Certificates are collectively known as the "Subordinate Certificates".

UNDERWRITER                      Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated

DEPOSITOR                        Merrill Lynch Mortgage Investors, Inc.

SPONSOR AND SELLER               Merrill Lynch Mortgage Lending, Inc.

ISSUING ENTITY                   First Franklin Mortgage Loan Trust, Series
                                 2007-FFA

SERVICER                         Home Loan Services, Inc.

TRUSTEE                          LaSalle Bank, N.A.

CAP PROVIDER                     [To be determined].

SWAP COUNTERPARTY                [To be determined]. The Swap Counterparty
                                 currently has long term ratings of [To be
                                 determined] from Standard & Poor's, [To be
                                 determined] from Fitch Ratings and [To be
                                 determined] from Moody's Investors Service.

CUT-OFF DATE                     January 1, 2007

PRICING DATE                     On or about January [31], 2007

CLOSING DATE                     On or about February [8], 2007

DISTRIBUTION DATES               Distribution of principal and interest on the
                                 Certificates will be made on the 25th day of
                                 each month or, if such day is not a business
                                 day, on the first business day thereafter,
                                 commencing in February 2007.

ERISA CONSIDERATIONS             The Offered Certificates will be ERISA eligible
                                 as of the Closing Date. However, while any
                                 interest rate swap agreement is in effect,
                                 employee benefit plans or other retirement
                                 arrangements may not acquire the certificates
                                 covered thereby unless such acquisition and
                                 holding is covered by and exempt under one of
                                 the investor-based exemptions issued by the
                                 Department of Labor. Investors should consult
                                 with their counsel with respect to the
                                 consequences under ERISA and the Internal
                                 Revenue Code of an ERISA Plan's acquisition and
                                 ownership of such Offered Certificates.

LEGAL INVESTMENT                 The Certificates will not constitute
                                 "mortgage-related securities" for the purposes
                                 of SMMEA.

TAX STATUS                       For federal income tax purposes, the Trust Fund
                                 will include two or more segregated asset
                                 pools, with respect to which elections will be
                                 made to treat each as a "real estate mortgage
                                 investment conduit" ("REMIC").

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

OPTIONAL TERMINATION             The Trustee will be required to effect an
                                 auction of the assets of the Issuing Entity
                                 when the aggregate stated principal balance of
                                 the Mortgage Loans is less than or equal to 10%
                                 of the aggregate stated principal balance of
                                 the Mortgage Loans as of the Cut-Off Date. The
                                 auction will be effected via a solicitation of
                                 bids from at least three bidders. Any such
                                 auction will result in the termination of the
                                 Trust Fund only if the highest bid received is
                                 at least equal to the sum of (i) the aggregate
                                 outstanding principal balance of the Mortgage
                                 Loans, plus accrued interest on the Mortgage
                                 Loans, (ii) any unreimbursed out-of-pocket
                                 costs and expenses and the principal portion of
                                 Advances, in each case previously incurred by
                                 the Servicer in the performance of its
                                 servicing obligations, (iii) any Net Swap
                                 Payment or any swap termination payment owed to
                                 the Swap Counterparty pursuant to the Swap
                                 Contract, and (iv) the costs incurred by the
                                 Trustee in connection with such auction.

MORTGAGE LOANS                   The Mortgage Loans consist of 9,262 conforming
                                 and non-conforming, fixed rate, conventional
                                 closed-end Mortgage Loans with an aggregate
                                 principal balance of approximately
                                 $499,661,412, secured by second lien, level pay
                                 and balloon mortgages on conventional one to
                                 four family residential properties and will be
                                 serviced by Home Loan Services, Inc. The
                                 collateral information presented in this term
                                 sheet regarding the Mortgage Pool is as of
                                 January 1, 2007. The information regarding the
                                 Mortgage Loans is based on the principal
                                 balance of the Mortgage Loans as of the Cut-Off
                                 Date assuming the timely receipt of principal
                                 scheduled to be paid on the Mortgage Loans on
                                 or prior to the Cut-Off Date. It is possible
                                 that principal prepayments in part or in full
                                 may occur between the Cut-Off Date and the
                                 Closing Date. Moreover, certain Mortgage Loans
                                 included in the Mortgage Pool as of the Cut-Off
                                 Date may not be included in the final Mortgage
                                 Pool due to prepayments in full, or as a result
                                 of not meeting the eligibility requirements for
                                 the final Mortgage Pool, and certain other
                                 Mortgage Loans may be included in the final
                                 Mortgage Pool. As a result of the foregoing,
                                 the statistical distribution of characteristics
                                 as of the Cut-Off Date and as of the Closing
                                 Date for the final Mortgage Pool may vary
                                 somewhat from the statistical distribution of
                                 such characteristics as of the Cut-Off Date as
                                 presented herein, although such variance should
                                 not be material. In addition, the final
                                 Mortgage Pool may vary plus or minus 5.0% from
                                 the Cut-Off Date Pool of Mortgage Loans
                                 described in this free writing prospectus.
                                 Please see collateral tables herein for
                                 additional information.

TOTAL DEAL SIZE                  Approximately $486,164,000

ADMINISTRATIVE FEES              Fees aggregating 50.00 bps per annum (payable
                                 monthly) on the stated principal balance of the
                                 Mortgage Loans serviced by Home Loan Services,
                                 Inc.

CREDIT ENHANCEMENTS              1.   Excess interest

                                 2.   Over-Collateralization

                                 3.   Subordination

                                 4.   Net Swap Payments received from the Swap
                                      Counterparty (if any)

                                 5.   Cap Payments received from the Cap
                                      Counterparty (if any)

EXCESS INTEREST                  Excess interest cashflow will be available as
                                 credit enhancement.

OVER-COLLATERALIZATION           The over-collateralization ("O/C") amount is
                                 equal to the excess of the aggregate principal
                                 balance of the Mortgage Loans over the
                                 aggregate principal balance of the
                                 Certificates. On the Closing Date, the
                                 over-collateralization amount will equal
                                 approximately [2.70%] of the aggregate
                                 principal balance of the Mortgage Loans as of
                                 the Cut-Off Date. To the extent the
                                 over-collateralization amount is reduced below
                                 the over-collateralization target, excess
                                 cashflow will be directed to build O/C until
                                 the over-collateralization target is restored.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                              FFML 2007-FFA

                                 INITIAL: Approximately 2.70% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

                                 TARGET: Before stepdown, the sum of (a) 2.70% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date and (b) the cumulative amount of excess interest used to pay down the principal balance of the Class
                                 B-5 Certificates on all prior Distribution
                                 Dates. After stepdown, the product of (A) the sum of (i) 5.40% and (ii) the quotient of (X) the product of (x) the cumulative amount of excess interest used to pay down the principal balance of the Class B-5 Certificates on all prior Distribution Dates and (y) 2 and (Y) the aggregate principal balance of the Mortgage
                                 Loans as of the Cut-Off Date and B) the current balance of the Mortgage Loans, after taking in effect the principal distribution of the current period, and subject to a floor

                                 FLOOR: 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

                                 (PRELIMINARY AND SUBJECT TO REVISION)

SUBORDINATION (1):                CLASSES    RATING (S/M)   SUBORDINATION
                                  -------    ------------   -------------
                                 Class A-1     [AAA/Aaa]       [30.55%]
                                 Class M-1     [AA+/Aa1]       [25.95%]
                                 Class M-2      [AA/Aa2]       [20.80%]
                                 Class M-3     [AA-/Aa3]       [18.60%]
                                 Class M-4      [A+/A1]        [16.45%]
                                 Class M-5       [A/A2]        [14.55%]
                                 Class M-6      [A-/A3]        [12.80%]
                                 Class B-1    [BBB+/Baa1]      [11.35%]
                                 Class B-2     [BBB/Baa2]      [10.00%]
                                 Class B-3    [BBB-/Baa3]       [8.40%]
                                 Class B-4     [BB+/Ba1]        [6.45%]
                                 Class B-5      [BB/Ba2]        [2.70%]

CLASS SIZES:                      CLASSES    RATING (S/M)   CLASS SIZES
                                  -------    ------------   -----------
                                 Class A-1    [AAA/Aaa]       [69.45%]
                                 Class M-1    [AA+/Aa1]        [4.60%]
                                 Class M-2     [AA/Aa2]        [5.15%]
                                 Class M-3    [AA-/Aa3]        [2.20%]
                                 Class M-4     [A+/A1]         [2.15%]
                                 Class M-5      [A/A2]         [1.90%]
                                 Class M-6     [A-/A3]         [1.75%]
                                 Class B-1   [BBB+/Baa1]       [1.45%]
                                 Class B-2    [BBB/Baa2]       [1.35%]
                                 Class B-3   [BBB-/Baa3]       [1.60%]
                                 Class B-4    [BB+/Ba1]        [1.95%]
                                 Class B-5     [BB/Ba2         [3.75%]

(1) The subordination includes the initial over-collateralization level of approximately 2.70%.

INTEREST ACCRUAL                 Interest on the Offered Certificates will
                                 initially accrue from the Closing Date to (but
                                 excluding) the first Distribution Date, and
                                 thereafter, from the prior Distribution Date to
                                 (but excluding) the current Distribution Date,
                                 on an actual/360 basis

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

COUPON STEP UP                   If the 10% optional termination does not occur
                                 on the first Distribution Date following the
                                 Distribution Date on which it is possible, (i)
                                 the margin on the Class A-1 Certificates will
                                 increase to 2x its margin, and (ii) the margin
                                 on each class of the Class M and Class B
                                 Certificates will increase to 1.5x its
                                 respective margin.

SWAP CONTRACT                    The supplemental interest trust, for the
(PRELIMINARY AND                 benefit of the Issuing Entity, will include a
SUBJECT TO REVISION)             swap derivative contract for the benefit of the
                                 Certificates (the "Swap Contract") to (i)
                                 protect against interest rate risk from upward
                                 movement in one-month LIBOR, and (ii) provide
                                 additional credit enhancement in respect
                                 of the Certificates. On each Distribution Date,
                                 the supplemental interest trust will be
                                 required to make payments to the Swap
                                 Counterparty based on the applicable fixed rate
                                 and on the applicable notional balance for the
                                 Distribution Date specified in the schedule
                                 hereto and the supplemental interest trust will
                                 be entitled to receive payments from the Swap
                                 Counterparty based on one-month LIBOR and the
                                 applicable notional balance for the
                                 Distribution Date specified in the schedule
                                 hereto. The payments from the supplemental
                                 interest trust to the Swap Counterparty and
                                 from the Swap Counterparty to the supplemental
                                 interest trust on each Distribution Date will
                                 be netted so that only the net payment (the
                                 "Net Swap Payment") will be paid by the party
                                 owing the higher of the two payments on such
                                 Distribution Date. Any Net Swap Payment
                                 received from the Swap Counterparty will be
                                 available to pay current interest and any
                                 interest shortfalls, to build or maintain
                                 over-collateralization, to pay any unpaid
                                 realized loss amounts and to pay any basis risk
                                 shortfalls on the relevant Distribution Date.

CAP CONTRACT                     The supplemental interest trust, for the
(PRELIMINARY AND                 benefit of the Issuing Entity, will include a
SUBJECT TO REVISION)             cap derivative contract for the benefit of the
                                 Certificates (the "Cap Contract") to (i)
                                 protect against interest rate risk from upward
                                 movement in one-month LIBOR, and (ii) provide
                                 additional credit enhancement in respect of the
                                 Certificates. On each Distribution Date, the
                                 supplemental interest trust will be entitled to
                                 receive payments from the Cap Counterparty
                                 ("Cap Payments") based on the lesser of (a) the
                                 cap notional balance for the Distribution Date
                                 specified in the schedule hereto and (b) the
                                 excess if any, of (A) the aggregate certificate
                                 principal balance for such Distribution Date
                                 over (B) the swap notional balance for the
                                 related Distribution Date, if one-month LIBOR
                                 exceeds 6.00%. Any Cap Payment received from
                                 the Cap Counterparty will be available to pay
                                 current interest and any interest shortfalls,
                                 to build or maintain over-collateralization, to
                                 pay any unpaid realized loss amounts and to pay
                                 any basis risk shortfalls on the relevant
                                 Distribution Date.

AVAILABLE FUNDS CAP              The per annum rate equal to the product of (i)
                                 12, (ii) the quotient of (x) the total
                                 scheduled interest on Mortgage Loans based on
                                 the Net Mortgage Rates in effect on the related
                                 due date, less any Net Swap Payments or Swap
                                 Termination Payments (other than Defaulted Swap
                                 Termination Payments) owed to the Swap
                                 Counterparty for such distribution date, and
                                 (y) the aggregate stated principal balance of
                                 the Mortgage Loans as of the first day of the
                                 related accrual period and (iii) a fraction,
                                 the numerator of which is 30, and the
                                 denominator of which is the actual number of
                                 days in the related accrual period.

                                 "Net Mortgage Rate" means, with respect to any mortgage loan the mortgage rate on such mortgage loan less the administrative fees and any mortgage insurance fees.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

CORRIDOR CONTRACT                The Certificates will also each have the
                                 benefit of a corridor contract as specified
                                 below:
                                                                         1ML
                                                  NUMBER   BEGINNING   STRIKE,
                                                    OF    DISTRIBUTION  UPPER
                                       CLASS      MONTHS      DATE      COLLAR
                                       -----      ------ ------------- -------
                                 All Certificates    6   February 2007 10.490%

                                 Payments received on the corridor contract will be available to pay amounts to the holders of all Certificates, only in respect of shortfalls arising as a result of the Available Funds Cap, as described herein (except to the extent attributable to the fact that Realized Losses are not allocated to the Class A- 1
                                 Certificates after the Subordinate Certificates have been written down to zero).

SHORTFALL                        With respect to any Class of Certificates on
REIMBURSEMENT                    any Distribution Date, an amount equal to the
                                 sum of (A) the excess, if any, of (1) the
                                 amount of interest that such Class would have
                                 accrued on such Distribution Date had the
                                 pass-through rate for that Class been equal to
                                 the lesser of (a) LIBOR plus the related margin
                                 and (b) a per annum rate equal to the sum of
                                 (i) the Available Funds Cap and (ii) the
                                 product of (AA) a fraction, stated as a
                                 percentage, the numerator of which is 360 and
                                 the denominator of which is the actual number
                                 of days in the related Accrual Period and (BB)
                                 the sum of (x) a fraction, stated as a
                                 percentage, the numerator of which is an amount
                                 equal to the proceeds, if any, payable under
                                 the Corridor Contract with respect to such
                                 Distribution Date and the denominator of which
                                 is the aggregate certificate principal balance
                                 of all Classes of Certificates immediately
                                 prior to such Distribution Date and (y) a
                                 fraction, as stated as a percentage, the
                                 numerator of which is an amount equal to the
                                 sum of (a) any Net Swap Payments owed by the
                                 Swap Counterparty and (b) any Cap Payments owed
                                 by the Cap Counterparty, for such Distribution
                                 Date and the denominator of which is the
                                 aggregate Stated Principal Balance of the
                                 Mortgage Loans as of the immediately preceding
                                 Distribution Date, over (2) the amount of
                                 interest that each such Class accrued on such
                                 Distribution Date based on a pass-through rate
                                 equal to the Available Funds Cap and (B) the
                                 unpaid portion of any such excess from the
                                 prior Distribution Date (and interest accrued
                                 thereon at the current applicable pass-through
                                 rate for such Class, without giving effect to
                                 the Available Funds Cap) (herein referred to as
                                 a "Carryover"). Such reimbursement will be paid
                                 only on a subordinated basis, as described
                                 below in the "Cashflow Priority" section. No
                                 such Carryover with respect to a Class will be
                                 paid to such Class once the certificate
                                 principal balance thereof has been reduced to
                                 zero.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

CASHFLOW PRIORITY                1.   Repayment of any unreimbursed Servicer
                                      advances.

                                 2.   Administrative Fees, as applicable.

                                 3. Available interest funds, as follows: to pay to the Swap Counterparty any Net Swap
                                      Payment or any swap termination payment
                                      owed to the Swap Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract.

                                 4.   Available interest funds not used as
                                      provided in paragraph 3 above, as follows:
                                      monthly interest, including any unpaid
                                      monthly interest from prior months, to the Class A-1 Certificates; then monthly interest, including any unpaid monthly interest from prior months, sequentially to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class
                                      M-3 Certificates, then to the Class M-4
                                      Certificates, then to the Class M-5
                                      Certificates, and then to the Class M-6
                                      Certificates, then to the Class B-1
                                      Certificates, then to the Class B-2
                                      Certificates, then to the Class B-3
                                      Certificates, then to the Class B-4
                                      Certificates and then to the Class B-5
                                      Certificates.

                                 5. Available principal funds, as follows: to the extent not paid pursuant to paragraph
                                      3 above, any Net Swap Payment or swap
                                      termination payment owed to the Swap
                                      Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract, then monthly principal to the Class A-1
                                      Certificates as described under "PRINCIPAL
                                      PAYDOWN", then sequentially monthly
                                      principal to the Class M-1 Certificates, then monthly principal to the Class M-2
                                      Certificates, then monthly principal to
                                      the Class M-3 Certificates, then monthly principal to the Class M-4 Certificates, then monthly principal to the Class M-5
                                      Certificates, then monthly principal to
                                      the Class M-6 Certificates, then monthly principal to the Class B-1 Certificates, then monthly principal to the Class B-2
                                      Certificates, then monthly principal to
                                      the Class B-3 Certificates, then monthly principal to the Class B-4 Certificates and then monthly principal to the Class
                                      B-5 Certificates, in each case as
                                      described under "PRINCIPAL PAYDOWN."

                                 6. Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary to restore O/C to the required level.

                                 7. Any remaining excess interest not used as provided in paragraph 6 above, to reduce the Certificate principal balance of the Class B-5 Certificates until reduced to zero.

                                 8. Any remaining excess interest not used as provided in paragraph 7 above, to pay subordinate principal shortfalls.

                                 9. Any remaining excess interest not used as provided in paragraph 8 above, to pay
                                      Carryover resulting from imposition of the Available Funds Cap.

                                 10. Any remaining excess interest not used as provided in paragraph 9 above, to pay to the Swap Counterparty any remaining amounts owing to the Swap Counterparty pursuant to the Swap Contract.

                                 11.  Any remaining amount will be paid in
                                      accordance with the Pooling and Servicing
                                      Agreement and will not be available for
                                      payment to holders of the Offered
                                      Certificates.

                                 Payments received on the Corridor Contract will only be available to the Certificates to pay amounts in respect of Carryovers other than any Carryovers resulting from the fact that realized losses are not allocated to the Class A-1 Certificates after the Subordinate
                                 Certificates have been written down to zero.
                                 Any excess of amounts received on the Corridor
                                 Contract over amounts needed to pay such Carryovers on the all classes of Certificates will be distributed in respect of other classes of certificates not described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

PRINCIPAL PAYDOWN

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:

     All scheduled and unscheduled principal received from the Mortgage Loans plus excess interest to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-1 Certificates.

     After the certificate principal balance of the Class A-1 Certificates has been reduced to zero, the amounts remaining will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates in each case, until reduced to zero. Any remaining principal distribution amount will be distributed as excess interest according to paragraphs 6 through 10 in Cashflow Priority.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET:

     All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A-1 Certificates, second to the Class M-1 Certificates, third to the Class M-2 Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6 Certificates, eighth to the Class B-1 Certificates, ninth to the Class B-2 Certificates, tenth to the Class B-3 Certificates, eleventh to the Class B-4 Certificates and twelfth to the Class B-5 Certificates, in each case up to amounts necessary to maintain the subordination for each class at its required level. Such required levels of subordination are approximately as follows:

CLASS A     [61.10%]*
CLASS M-1   [51.90%]*
CLASS M-2   [41.60%]*
CLASS M-3   [37.20%]*
CLASS M-4   [32.90%]*
CLASS M-5   [29.10%]*
CLASS M-6   [25.60%]*
CLASS B-1   [22.70%]*
CLASS B-2   [20.00%]*
CLASS B-3   [16.80%]*
CLASS B-4   [12.90%]*
CLASS B-5    [5.40%]*

*    includes 2x the initial overcollateralization of 2.70%

THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:

1)   The Distribution Date is on or after the earlier of:

     i) the first Distribution Date on which the certificate principal balance of the Class A-1 Certificates has been reduced to zero; and

     ii)  the later of the:

          a.   February 2010 Distribution Date; and

          b. the Subordinate Class Principal Distribution Date has occurred (as described below); and

2)   A Step Down Loss Trigger Event does not exist.

SUBORDINATE CLASS PRINCIPAL      The first Distribution Date on which the senior
DISTRIBUTION DATE                enhancement percentage (i.e., the sum of the
                                 outstanding principal balance of the
                                 Subordinate Certificates and the O/C amount
                                 divided by the aggregate stated principal
                                 balance of the Mortgage Loans, as of the end of
                                 the related due period) is greater than or
                                 equal to the Senior Specified Enhancement
                                 Percentage (including O/C), which is equal to
                                 two times the initial Class A-1 subordination
                                 percentage.

                                 SENIOR SPECIFIED ENHANCEMENT PERCENTAGE:

                                 61.10%

                                 or

                                 (27.85%+2.70%)*2

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

STEPDOWN LOSS TRIGGER EVENT      The situation that exists with respect to any
(PRELIMINARY AND SUBJECT TO      Distribution Date on or after the Stepdown
REVISION)                        Date, if (a) the quotient of (1) the aggregate
                                 Stated Principal Balance of all Mortgage Loans
                                 60 or more days delinquent, measured on a
                                 rolling three month basis (including Mortgage
                                 Loans in foreclosure and REO Properties) and
                                 (2) the Stated Principal Balance of all the
                                 Mortgage Loans as of the preceding Servicer
                                 Remittance Date, equals or exceeds the product
                                 of (i) [13.10]% and (ii) the senior specified
                                 enhancement percentage or (b) the quotient
                                 (expressed as a percentage) of (1) the
                                 aggregate Realized Losses incurred from the
                                 Cut-off Date through the last day of the
                                 calendar month preceding such Distribution Date
                                 and (2) the aggregate principal balance of the
                                 Mortgage Loans as of the Cut-off Date exceeds
                                 the Required Loss Percentage shown below.

                                 DISTRIBUTION DATE
                                     OCCURRING        REQUIRED LOSS PERCENTAGE
                                 -----------------   ---------------------------
                                 February 2009 --    3.40% with respect to
                                    January 2010     February 2009, plus an
                                                     additional 1/12th 3.35%
                                                     for each month thereafter

                                 February 2010 --    6.75% with respect to
                                    January 2011     February 2010, plus an
                                                     additional 1/12th of 2.25%
                                                     for each month thereafter

                                 February 2011 --    9.00% with respect to
                                    January 2012     February 2011, plus an
                                                     additional 1/12th of
                                                     1.75% for each month
                                                     thereafter

                                 February 2012 --    10.75% with respect to
                                    January 2013     February 2012, plus an
                                                     additional 1/12th of 0.50%
                                                     for each month thereafter

                                 February 2013 and
                                    thereafter       11.25%

                                    (PRELIMINARY AND SUBJECT TO REVISION)

ALLOCATION OF REALIZED LOSSES    Allocation of Realized Losses: The principal
                                 portion of realized losses on the Mortgage
                                 Loans will be allocated as follows: first, to
                                 the excess interest, second, to the O/C Amount,
                                 until the O/C Amount is reduced to zero; and,
                                 third, to the Class B Certificates in reverse
                                 order of their numerical class designation
                                 until the respective certificate principal
                                 balance of each such class has been reduced to
                                 zero; and fourth, to the Class M Certificates
                                 in reverse order of their numerical class
                                 designation until the respective certificate
                                 principal balance of each such class has been
                                 reduced to zero. Realized losses are NOT
                                 allocated to the Class A Certificates after the
                                 certificate principal balance of each class of
                                 the Subordinate Certificates has been reduced
                                 to zero.

PROSPECTUS                       The Offered Certificates will be offered
                                 pursuant to a Prospectus which includes a
                                 Prospectus Supplement (together, the
                                 "Prospectus"). Sales of the Offered
                                 Certificates may not be consummated unless the
                                 purchaser has received the Prospectus.

MORTGAGE LOAN TABLES             The following tables in the Appendix describe
                                 the mortgage loans and the related mortgaged
                                 properties as of the close of business on the
                                 Cut-off Date. The sum of the columns below may
                                 not equal the total indicated due to rounding.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                              ASSUMED MORTGAGE POOL

                                                            ORIGINAL        REMAINING                                   ORIGINAL
                                                          AMORTIZATION    AMORTIZATION      ORIGINAL      REMAINING    MONTHS TO
                             NET    ORIGINAL  REMAINING       TERM            TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
   CURRENT      MORTGAGE  MORTGAGE    TERM      TERM     (LESS IO TERM)  (LESS IO TERM)       TERM          TERM        PENALTY
  BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)      (MONTHS)     EXPIRATION
--------------  --------  --------  --------  ---------  --------------  --------------  -------------  -------------  ----------
    322,691.41   10.792    10.292      180       178           360             358             0              0              0
    364,520.23    9.846     9.346      180       177           360             357             0              0             12
    226,523.69   11.051    10.551      180       178           360             358             0              0             24
    141,964.16   10.750    10.250      180       178           480             478             0              0              0
    110,977.11   11.400    10.900      180       178           480             478             0              0             12
    239,915.26    9.650     9.150      180       178           480             478             0              0             24
    497,155.12    9.746     9.246      240       237           360             357             0              0              0
    150,022.38   10.908    10.408      120       118           360             358             0              0             12
  1,704,945.66   10.682    10.182      120       118           360             358             0              0             24
 18,933,085.66   10.957    10.457      180       178           360             358             0              0             12
138,111,971.52   10.333     9.833      180       178           360             358             0              0             24
  8,755,439.89   11.250    10.750      180       179           480             479             0              0             12
 81,684,913.48   10.950    10.450      180       178           480             478             0              0             24
  6,056,723.38   10.780    10.280      240       238           360             358             0              0             12
 89,812,905.67   10.267     9.767      240       238           360             358             0              0             24
     68,659.75   10.276     9.776      120       118           120             118             0              0             24
    667,145.95    9.793     9.293      180       178           180             178             0              0             24
    134,827.79   10.250     9.750      240       239           240             239             0              0             12
  2,786,574.38    9.966     9.466      240       238           240             238             0              0             24
    574,663.95   10.831    10.331      120       118           360             358             0              0              0
 65,488,440.33   10.962    10.462      180       178           360             358             0              0              0
 25,240,457.18   11.314    10.814      180       178           480             478             0              0              0
 56,027,622.84   10.593    10.093      240       238           360             358             0              0              0
     61,085.32    8.858     8.358      120       119           120             119             0              0              0
    196,461.84   11.159    10.659      180       179           180             179             0              0              0
  1,301,718.35   10.286     9.786      240       239           240             239             0              0              0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

               ONE MONTH LIBOR CORRIDOR TABLE FOR ALL CERTIFICATES

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
1         02/08/07   02/25/07   486,164,000        10.490             10.490
2         02/25/07   03/25/07   472,496,083        10.341             10.490
3         03/25/07   04/25/07   461,101,071         9.291             10.490
4         04/25/07   05/25/07   449,258,481         9.617             10.490
5         05/25/07   06/25/07   437,001,539         9.291             10.490
6         06/25/07   07/25/07   424,365,037         9.617             10.490

                             SWAP CONTRACT SCHEDULE

         BEGINNING    ENDING      NOTIONAL         FIXED
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
7         07/25/07   08/25/07   424,065,329        5.000
8         08/25/07   09/25/07   417,684,848        5.000
9         09/25/07   10/25/07   411,031,766        5.000
10        10/25/07   11/25/07   403,427,811        5.000
11        11/25/07   12/25/07   395,253,986        5.000
12        12/25/07   01/25/08   381,798,953        5.000
13        01/25/08   02/25/08   369,152,852        5.000
14        02/25/08   03/25/08   357,703,107        5.000
15        03/25/08   04/25/08   347,313,872        5.000
16        04/25/08   05/25/08   337,762,250        5.000
17        05/25/08   06/25/08   328,703,138        5.000
18        06/25/08   07/25/08   320,368,624        5.000
19        07/25/08   08/25/08   312,570,976        5.000
20        08/25/08   09/25/08   305,846,126        5.000
21        09/25/08   10/25/08   299,659,151        5.000
22        10/25/08   11/25/08   224,820,546        5.000
23        11/25/08   12/25/08   164,743,220        5.000
24        12/25/08   01/25/09   127,914,720        5.000
25        01/25/09   02/25/09   104,259,531        5.000
26        02/25/09   03/25/09    90,810,107        5.000
27        03/25/09   04/25/09    81,350,915        5.000
28        04/25/09   05/25/09    74,360,892        5.000
29        05/25/09   06/25/09    68,205,186        5.000
30        06/25/09   07/25/09    62,527,627        5.000
31        07/25/09   08/25/09    57,460,489        5.000
32        08/25/09   09/25/09    53,177,082        5.000
33        09/25/09   10/25/09    49,263,868        5.000

         BEGINNING    ENDING      NOTIONAL         FIXED
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
34        10/25/09   11/25/09    45,546,994        5.000
35        11/25/09   12/25/09    41,912,852        5.000
36        12/25/09   01/25/10    38,776,217        5.000
37        01/25/10   02/25/10    35,888,981        5.000
38        02/25/10   03/25/10    33,472,083        5.000
39        03/25/10   04/25/10    31,259,644        5.000
40        04/25/10   05/25/10    29,421,006        5.000
41        05/25/10   06/25/10    27,612,110        5.000
42        06/25/10   07/25/10    26,108,763        5.000
43        07/25/10   08/25/10    24,811,922        5.000
44        08/25/10   09/25/10    23,652,448        5.000
45        09/25/10   10/25/10    22,571,080        5.000
46        10/25/10   11/25/10    21,556,348        5.000
47        11/25/10   12/25/10    20,607,472        5.000
48        12/25/10   01/25/11    19,710,425        5.000
49        01/25/11   02/25/11    18,870,249        5.000
50        02/25/11   03/25/11    18,075,935        5.000
51        03/25/11   04/25/11    17,311,132        5.000
52        04/25/11   05/25/11    16,593,800        5.000
53        05/25/11   06/25/11    15,905,486        5.000
54        06/25/11   07/25/11    15,247,836        5.000
55        07/25/11   08/25/11    14,610,008        5.000
56        08/25/11   09/25/11    13,993,459        5.000
57        09/25/11   10/25/11    13,391,018        5.000
58        10/25/11   11/25/11    12,796,089        5.000
59        11/25/11   12/25/11    12,210,852        5.000
60        12/25/11   01/25/12    11,627,572        5.000

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                              CAP CONTRACT SCHEDULE

         BEGINNING    ENDING      NOTIONAL         FIXED
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
7         07/25/07   08/25/07             0        6.000
8         08/25/07   09/25/07             0        6.000
9         09/25/07   10/25/07             0        6.000
10        10/25/07   11/25/07             0        6.000
11        11/25/07   12/25/07             0        6.000
12        12/25/07   01/25/08             0        6.000
13        01/25/08   02/25/08             0        6.000
14        02/25/08   03/25/08             0        6.000
15        03/25/08   04/25/08             0        6.000
16        04/25/08   05/25/08             0        6.000
17        05/25/08   06/25/08             0        6.000
18        06/25/08   07/25/08             0        6.000
19        07/25/08   08/25/08             0        6.000
20        08/25/08   09/25/08             0        6.000
21        09/25/08   10/25/08             0        6.000
22        10/25/08   11/25/08    11,604,994        6.000
23        11/25/08   12/25/08    62,410,810        6.000
24        12/25/08   01/25/09    90,269,788        6.000
25        01/25/09   02/25/09   105,247,754        6.000
26        02/25/09   03/25/09   110,302,866        6.000
27        03/25/09   04/25/09   111,641,572        6.000
28        04/25/09   05/25/09   110,776,139        6.000
29        05/25/09   06/25/09   109,332,900        6.000
30        06/25/09   07/25/09   107,659,778        6.000
31        07/25/09   08/25/09   105,616,517        6.000
32        08/25/09   09/25/09   103,022,075        6.000
33        09/25/09   10/25/09   100,282,507        6.000

         BEGINNING    ENDING      NOTIONAL         FIXED
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -----------   ---------------
34        10/25/09   11/25/09    97,564,419        6.000
35        11/25/09   12/25/09    94,974,404        6.000
36        12/25/09   01/25/10    92,090,897        6.000
37        01/25/10   02/25/10    89,155,429        6.000
38        02/25/10   03/25/10    91,572,327        6.000
39        03/25/10   04/25/10    93,784,765        6.000
40        04/25/10   05/25/10    95,623,403        6.000
41        05/25/10   06/25/10    97,432,300        6.000
42        06/25/10   07/25/10    98,935,647        6.000
43        07/25/10   08/25/10    97,131,393        6.000
44        08/25/10   09/25/10    94,152,928        6.000
45        09/25/10   10/25/10    91,232,716        6.000
46        10/25/10   11/25/10    88,377,820        6.000
47        11/25/10   12/25/10    85,584,746        6.000
48        12/25/10   01/25/11    82,863,391        6.000
49        01/25/11   02/25/11    80,204,712        6.000
50        02/25/11   03/25/11    77,615,844        6.000
51        03/25/11   04/25/11    75,109,389        6.000
52        04/25/11   05/25/11    72,663,759        6.000
53        05/25/11   06/25/11    70,293,892        6.000
54        06/25/11   07/25/11    67,994,743        6.000
55        07/25/11   08/25/11    65,773,861        6.000
56        08/25/11   09/25/11    63,626,604        6.000
57        09/25/11   10/25/11    61,557,058        6.000
58        10/25/11   11/25/11    59,568,833        6.000
59        11/25/11   12/25/11    57,656,860        6.000
60        12/25/11   01/25/12    55,826,078        6.000

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                            AVAILABLE FUNDS CAP TABLE

           PAYMENT     AVAIL. FUNDS     AVAIL. FUNDS
PERIOD      DATE      CAP (%) (1)(2)   CAP (%) (1)(3)
------   ----------   --------------   --------------
1         2/25/2007       17.871           17.871
2         3/25/2007       10.851           11.000
3         4/25/2007        9.801           11.000
4         5/25/2007       10.127           11.000
5         6/25/2007        9.801           11.000
6         7/25/2007       10.127           11.000
7         8/25/2007        9.801           24.806
8         9/25/2007        9.801           25.048
9        10/25/2007       10.128           25.467
10       11/25/2007        9.801           25.553
11       12/25/2007       10.128           25.960
12        1/25/2008        9.801           25.830
13        2/25/2008        9.801           25.872
14        3/25/2008       10.477           26.270
15        4/25/2008        9.801           26.060
16        5/25/2008       10.128           26.349
17        6/25/2008        9.801           26.347
18        7/25/2008       10.128           26.673
19        8/25/2008        9.801           26.720
20        9/25/2008        9.801           26.968
21       10/25/2008       10.128           27.384
22       11/25/2008        9.802           23.371
23       12/25/2008       10.128           22.946
24        1/25/2009        9.802           22.506

           PAYMENT     AVAIL. FUNDS     AVAIL. FUNDS
PERIOD      DATE      CAP (%) (1)(2)   CAP (%) (1)(3)
------   ----------   --------------   --------------
25        2/25/2009        9.802           22.336
26        3/25/2009       10.837           23.044
27        4/25/2009        9.802           22.099
28        5/25/2009       10.129           22.263
29        6/25/2009        9.802           21.892
30        7/25/2009       10.129           22.059
31        8/25/2009        9.802           21.679
32        9/25/2009        9.802           21.572
33       10/25/2009       10.129           21.742
34       11/25/2009        9.802           21.350
35       12/25/2009       10.129           21.516
36        1/25/2010        9.802           21.264
37        2/25/2010        9.802           21.666
38        3/25/2010       10.844           23.012
39        4/25/2010        9.802           22.265
40        5/25/2010       10.129           22.549
41        6/25/2010        9.803           22.251
42        7/25/2010       10.129           22.538
43        8/25/2010        9.803           22.243
44        9/25/2010        9.803           22.240
45       10/25/2010       10.130           22.531
46       11/25/2010        9.803           22.235
47       12/25/2010       10.130           22.527
48        1/25/2011        9.803           22.232

           PAYMENT     AVAIL. FUNDS     AVAIL. FUNDS
PERIOD      DATE      CAP (%) (1)(2)   CAP (%) (1)(3)
------   ----------   --------------   --------------
49        2/25/2011        9.803           22.230
50        3/25/2011       10.846           23.176
51        4/25/2011        9.803           22.227
52        5/25/2011       10.130           22.521
53        6/25/2011        9.803           22.224
54        7/25/2011       10.130           22.519
55        8/25/2011        9.803           22.222
56        9/25/2011        9.803           22.220
57       10/25/2011       10.130           22.515
58       11/25/2011        9.804           22.217
59       12/25/2011       10.130           22.511
60        1/25/2012        9.804           22.212
61        2/25/2012        9.804            9.804
62        3/25/2012       10.480           10.480
63        4/25/2012        9.804            9.804
64        5/25/2012       10.131           10.131
65        6/25/2012        9.804            9.804
66        7/25/2012       10.131           10.131

(1) The Available Funds Cap is a per annum rate equal to 12 times the quotient of (x) the total scheduled interest, less the Net Swap Payments or Swap Termination Payments (Other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable due period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 100% PPC, which starts at 20% CPR in period 1, builds linearly to 35% CPR in period 12 and remains at 35% CPR thereafter, and 1 month LIBOR remains constant at 5.3210%.

(3) Assumes no losses, 10% optional termination, 100% PPC, which starts at 20% CPR in period 1, builds linearly to 35% CPR in period 12 and remains at 35% CPR thereafter, and 1 month LIBOR remains constant at 5.3210%, for the first Distribution Date and increases to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty, any Cap Payment received from the Cap Counterparty and proceeds from the Corridor contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                         DISCOUNT MARGIN TABLE (TO CALL)

                             0%             80%              100%            150%            200%
                       PRICING SPEED   PRICING SPEED    PRICING SPEED   PRICING SPEED   PRICING SPEED
                       -------------   -------------   --------------   -------------   -------------
CLASS A-1
PRICE = 100.0000%
     DISCOUNT MARGIN         18              18              18               18             18
           WAL (YRS)       14.24            1.95            1.26             0.80           0.57
      MOD DURN (YRS)        9.54            1.75            1.18             0.77           0.55
    PRINCIPAL WINDOW   02/07 - 11/26   02/07 - 02/14    02/07 - 12/09   02/07 - 11/08   02/07 - 04/08

CLASS M-1
PRICE = 100.0000%
     DISCOUNT MARGIN         33              33              33               33             33
           WAL (YRS)       17.14            5.27            5.46             3.30           2.13
      MOD DURN (YRS)       10.74            4.47            4.64             2.97           1.98
    PRINCIPAL WINDOW   11/21 - 11/26   03/11 - 02/14    07/12 - 07/12   05/10 - 05/10   03/09 - 03/09

CLASS M-2
PRICE = 100.0000%
     DISCOUNT MARGIN         35              35              35               35             35
           WAL (YRS)       17.14            5.01            4.97             3.00           1.96
      MOD DURN (YRS)       10.72            4.27            4.27             2.72           1.83
    PRINCIPAL WINDOW   11/21 - 11/26   10/10 - 02/14    05/11 - 07/12   08/09 - 05/10   10/08 - 03/09

CLASS M-3
PRICE = 100.0000%
     DISCOUNT MARGIN         37              37              37               37             37
           WAL (YRS)       17.14            4.91            4.49             2.71           1.79
      MOD DURN (YRS)       10.70            4.18            3.90             2.47           1.68
    PRINCIPAL WINDOW   11/21 - 11/26   08/10 - 02/14    01/11 - 07/12   06/09 - 05/10   09/08 - 03/09

CLASS M-4
PRICE = 100.0000%
     DISCOUNT MARGIN         45              45              45               45             45
           WAL (YRS)       17.14            4.87            4.33             2.62           1.73
      MOD DURN (YRS)       10.64            4.14            3.77             2.39           1.62
    PRINCIPAL WINDOW   11/21 - 11/26   07/10 - 02/14    10/10 - 07/12   05/09 - 05/10   08/08 - 03/09

CLASS M-5
PRICE = 100.0000%
     DISCOUNT MARGIN         58              58              58               58             58
           WAL (YRS)       17.14            4.84            4.21             2.55           1.68
      MOD DURN (YRS)       10.53            4.10            3.66             2.33           1.57
    PRINCIPAL WINDOW   11/21 - 11/26   06/10 - 02/14    09/10 - 07/12   04/09 - 05/10   07/08 - 03/09

CLASS M-6
PRICE = 100.0000%
     DISCOUNT MARGIN         61              61              61               61             61
           WAL (YRS)       17.14            4.82            4.13             2.50           1.66
      MOD DURN (YRS)       10.51            4.08            3.59             2.28           1.56
    PRINCIPAL WINDOW   11/21 - 11/26   05/10 - 02/14    07/10 - 07/12   03/09 - 05/10   06/08 - 03/09

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                    DISCOUNT MARGIN TABLE (TO CALL) (CONT'D)

                             0%             80%             100%             150%            200%
                       PRICING SPEED   PRICING SPEED    PRICING SPEED   PRICING SPEED   PRICING SPEED
                       -------------   -------------   --------------   -------------   -------------
CLASS B-1
PRICE = 99.1070%
     DISCOUNT MARGIN        134             147            150               164             183
           WAL (YRS)       17.14            4.80           4.08              2.47           1.63
      MOD DURN (YRS)        9.97            3.98           3.49              2.23           1.51
    PRINCIPAL WINDOW   11/21 - 11/26   05/10 - 02/14   06/10 - 07/12    02/09 - 05/10   06/08 - 03/09

CLASS B-2
PRICE = 98.7770%
     DISCOUNT MARGIN        187             206            210               229             255
           WAL (YRS)       17.14            4.78           4.03              2.45           1.63
      MOD DURN (YRS)        9.59            3.91           3.41              2.19           1.49
    PRINCIPAL WINDOW   11/21 - 11/26   04/10 - 02/14   05/10 - 07/12    02/09 - 05/10   06/08 - 03/09

CLASS B-3
PRICE = 95.8324%
     DISCOUNT MARGIN        321             384            400               469             557
           WAL (YRS)       17.14            4.78           3.99              2.42           1.61
      MOD DURN (YRS)        8.77            3.75           3.26              2.10           1.44
    PRINCIPAL WINDOW   11/21 - 11/26   04/10 - 02/14   04/10 - 07/12    01/09 - 05/10   05/08 - 03/09

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                       DISCOUNT MARGIN TABLE (TO MATURITY)

                             0%             80%             100%             150%            200%
                       PRICING SPEED   PRICING SPEED    PRICING SPEED   PRICING SPEED   PRICING SPEED
                       -------------   -------------   --------------   -------------   -------------
CLASS A-1
PRICE = 100.0000%
     DISCOUNT MARGIN         18              19              18               18             18
           WAL (YRS)       14.24            2.10            1.26             0.80           0.57
      MOD DURN (YRS)        9.54            1.84            1.18             0.77           0.55
    PRINCIPAL WINDOW   02/07 - 11/26   02/07 - 11/21    02/07 - 12/09   02/07 - 11/08   02/07 - 04/08

CLASS M-1
PRICE = 100.0000%
     DISCOUNT MARGIN         33              34              37               37             37
           WAL (YRS)       17.14            5.80            7.66             4.57           2.94
      MOD DURN (YRS)       10.74            4.78            6.07             3.94           2.66
    PRINCIPAL WINDOW   11/21 - 11/26   03/11 - 05/21    08/12 - 04/19   05/10 - 04/14   04/09 - 09/11

CLASS M-2
PRICE = 100.0000%
     DISCOUNT MARGIN         35              36              36               36             36
           WAL (YRS)       17.14            5.54            5.38             3.23           2.11
      MOD DURN (YRS)       10.72            4.58            4.54             2.90           1.96
    PRINCIPAL WINDOW   11/21 - 11/26   10/10 - 12/20    05/11 - 10/17   08/09 - 06/13   10/08 - 02/11

CLASS M-3
PRICE = 100.0000%
     DISCOUNT MARGIN         37              38              38               38             38
           WAL (YRS)       17.14            5.42            4.88             2.94           1.93
      MOD DURN (YRS)       10.70            4.49            4.16             2.65           1.80
    PRINCIPAL WINDOW   11/21 - 11/26   08/10 - 04/20    01/11 - 04/17   06/09 - 02/13   09/08 - 12/10

CLASS M-4
PRICE = 100.0000%
     DISCOUNT MARGIN         45              46              46               47             47
           WAL (YRS)       17.14            5.37            4.71             2.84           1.87
      MOD DURN (YRS)       10.64            4.44            4.02             2.56           1.74
    PRINCIPAL WINDOW   11/21 - 11/26   07/10 - 12/19    10/10 - 01/17   05/09 - 01/13   08/08 - 11/10

CLASS M-5
PRICE = 100.0000%
     DISCOUNT MARGIN         58              60              60               60             60
           WAL (YRS)       17.14            5.33            4.59             2.77           1.82
      MOD DURN (YRS)       10.53            4.39            3.91             2.50           1.69
    PRINCIPAL WINDOW   11/21 - 11/26   06/10 - 08/19    09/10 - 10/16   04/09 - 11/12   07/08 - 10/10

CLASS M-6
PRICE = 100.0000%
     DISCOUNT MARGIN         61              63              63               63             63
           WAL (YRS)       17.14            5.30            4.50             2.71           1.80
      MOD DURN (YRS)       10.51            4.36            3.84             2.45           1.67
    PRINCIPAL WINDOW   11/21 - 11/26   05/10 - 04/19    07/10 - 07/16   03/09 - 09/12   06/08 - 09/10

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                  DISCOUNT MARGIN TABLE (TO MATURITY) (CONT'D)

                             0%             80%             100%             150%            200%
                       PRICING SPEED   PRICING SPEED    PRICING SPEED   PRICING SPEED   PRICING SPEED
                       -------------   -------------   --------------   -------------   -------------
CLASS B-1
PRICE = 99.1070%
     DISCOUNT MARGIN        134             149             152              166             183
           WAL (YRS)       17.14            5.27            4.43             2.68           1.76
      MOD DURN (YRS)        9.97            4.24            3.71             2.38           1.61
    PRINCIPAL WINDOW   11/21 - 11/26   05/10 - 11/18    06/10 - 03/16   02/09 - 07/12   06/08 - 07/10

CLASS B-2
PRICE = 98.7770%
     DISCOUNT MARGIN        187             209             213              231             255
           WAL (YRS)       17.14            5.23            4.38             2.65           1.75
      MOD DURN (YRS)        9.59            4.14            3.62             2.34           1.60
    PRINCIPAL WINDOW   11/21 - 11/26   04/10 - 07/18    05/10 - 12/15   02/09 - 05/12   06/08 - 06/10

CLASS B-3
PRICE = 95.8324%
     DISCOUNT MARGIN        321             385             401              465             548
           WAL (YRS)       17.14            5.20            4.32             2.61           1.73
      MOD DURN (YRS)        8.77            3.95            3.44             2.23           1.53
    PRINCIPAL WINDOW   11/21 - 11/26   04/10 - 03/18    04/10 - 09/15   01/09 - 03/12   05/08 - 05/10

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                               BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages. Other assumptions include: (1) prepayment speed at 100% PPC, which starts at 20% CPR in period 1, builds linearly to 35% CPR in period 12 and remains at 35% CPR thereafter, (2) 0 month lag from default to loss, (3) 100% P&I advancing, (4) triggers fail (i.e., no OC stepdown):

                                 FORWARD LIBOR
                        ------------------------------
                        35% LOSS   45% LOSS   55% LOSS
                        SEVERITY   SEVERITY   SEVERITY
                        --------   --------   --------
CLASS M-1   CDR Break    79.97%     53.86%     40.05%
            Cum Loss     28.61%     30.30%     31.47%
CLASS M-2   CDR Break    59.19%     41.19%     31.45%
            Cum Loss     24.73%     26.17%     27.17%
CLASS M-3   CDR Break    51.67%     36.55%     28.20%
            Cum Loss     23.06%     24.39%     25.32%
CLASS M-4   CDR Break    45.05%     32.37%     25.22%
            Cum Loss     21.41%     22.64%     23.49%
CLASS M-5   CDR Break    39.75%     28.95%     22.73%
            Cum Loss     19.94%     21.07%     21.85%
CLASS M-6   CDR Break    35.25%     25.96%     20.53%
            Cum Loss     18.56%     19.60%     20.32%
CLASS B-1   CDR Break    31.68%     23.53%     18.71%
            Cum Loss     17.37%     18.32%     18.98%
CLASS B-2   CDR Break    28.50%     21.33%     17.03%
            Cum Loss     16.22%     17.09%     17.69%
CLASS B-3   CDR Break    24.91%     18.81%     15.11%
            Cum Loss     14.82%     15.59%     16.13%
CLASS B-4   CDR Break    21.05%     16.06%     12.98%
            Cum Loss     13.17%     13.84%     14.30%
CLASS B-5   CDR Break    15.26%     11.88%      9.73%
            Cum Loss     10.35%     10.89%     11.27%

                               (PERFORMANCE GRAPH)

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               FFML 2007-FFA

                                  EXCESS SPREAD

The table below displays excess spread in bps. Calculations are run to call at both static (1ML = 5.321%) and forward LIBOR. Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the sum of the total scheduled interest of the mortgage loans based on the Net Mortgage Rates in effect on the related due date, any Net Swap Payments received from the Swap Counterparty and any Cap Payments received from the Cap Counterparty, minus
(b) the sum of the total interest due on the Certificates and the any Net Swap Payments owed to the Swap Counterparty, divided by (y) the aggregate principal balance of the Certificates as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed is 100% PPC, which starts at 20% CPR in period 1, builds linearly to 35% CPR in period 12 and remains at 35% CPR thereafter, (2) no defaults and no losses:


          EXCESS SPREAD IN BPS   EXCESS SPREAD IN BPS
PERIOD       (STATIC LIBOR)         (FORWARD LIBOR)
------    --------------------   --------------------
Avg yr1            522                    522
Avg yr2            596                    589
Avg yr3            630                    662
Avg yr4            567                    600
Avg yr5            568                    595

          EXCESS SPREAD   1 MONTH    EXCESS SPREAD
             IN BPS       FORWARD       IN BPS
PERIOD   (STATIC LIBOR)    LIBOR    (FORWARD LIBOR)
------   --------------   -------   ---------------
 1               *        5.3210%           *
 2             509        5.3340%         508
 3             457        5.3530%         454
 4             482        5.2920%         485
 5             469        5.2670%         474
 6             494        5.2200%         504
 7             534        5.1540%         533
 8             542        5.1120%         541
 9             551        5.0620%         549
10             561        5.0070%         557
11             570        4.9620%         565
12             575        4.9150%         568
13             578        4.8830%         571
14             579        4.8420%         570
15             586        4.8270%         576
16             588        4.8180%         577
17             594        4.7830%         582
18             596        4.7740%         583
19             604        4.7910%         589
20             609        4.7670%         593
21             611        4.7470%         593
22             605        4.7290%         603
23             603        4.7030%         617
24             595        4.6770%         619
25             595        4.7720%         621
26             632        4.7700%         658
27             602        4.7550%         634
28             619        4.7400%         652
29             613        4.7250%         648
30             631        4.7100%         668
31             624        4.8340%         655
32             631        4.8410%         662
33             652        4.8360%         683
34             646        4.8300%         679

          EXCESS SPREAD   1 MONTH    EXCESS SPREAD
             IN BPS       FORWARD       IN BPS
PERIOD   (STATIC LIBOR)    LIBOR    (FORWARD LIBOR)
------   --------------   -------   ---------------
35             668        4.8250%         701
36             646        4.8200%         681
37             599        4.8670%         632
38             601        4.8710%         632
39             539        4.8690%         574
40             562        4.8670%         596
41             552        4.8650%         587
42             570        4.8630%         605
43             556        4.9000%         589
44             557        4.9040%         590
45             573        4.9040%         605
46             558        4.9040%         591
47             574        4.9040%         606
48             558        4.9040%         591
49             558        4.9470%         588
50             606        4.9540%         632
51             558        4.9560%         588
52             574        4.9580%         602
53             558        4.9600%         587
54             574        4.9620%         602
55             558        4.9830%         585
56             558        4.9870%         585
57             574        4.9890%         600
58             558        4.9920%         585
59             574        4.9950%         600
60             558        4.9970%         584
61             547        4.9890%         582
62             587        4.9900%         619
63             548        4.9920%         582
64             567        4.9950%         600
65             548        4.9970%         581
66             568        4.9990%         600

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                     MERRILL LYNCH MORTGAGE LOAN INVESTORS, INC.
                                                          FFMER, SERIES 2007-FFA
(MERRILL LYNCH LOGO)                                          COLLATERAL SUMMARY

AGGREGATE MORTGAGE LOAN CHARACTERISTICS

Aggregate Outstanding Principal Balance   $499,661,412
Aggregate Original Principal Balance      $500,083,256
Number of Mortgage Loans                         9,262

                                  MINIMUM      MAXIMUM     AVERAGE (1)
                                ----------   ----------   ------------
Original Principal Balance        $10,000     $340,000       $53,993
Outstanding Principal Balance     $   590     $338,888       $53,947


                                                            WEIGHTED
                                  MINIMUM      MAXIMUM     AVERAGE (2)
                                ----------   ----------   ------------
Original Term (mos)                 120           240           198
Stated remaining Term (mos)         117           240           197
Loan Age (mos)                        0             7             2
Current Interest Rate             7.450%       13.650%       10.627%
Combined Loan-to-Value            40.00%       100.00%        99.49%
Credit Score (3)                    600           814           667

                                 EARLIEST      LATEST
                                ----------   ----------
Maturity Date                   10/01/2016   01/01/2027

                           PERCENT OF
                            MORTGAGE
                              POOL
                           ----------
LIEN POSITION
2nd Lien                     100.00%

OCCUPANCY
Primary                      100.00%

LOAN TYPE
Fixed Rate                   100.00%

AMORTIZATION TYPE
Fully Amortizing               1.04%
10/30 Balloon                  0.49%
15/30 Balloon                 44.72%
15/40 Balloon                 23.25%
20/30 Ballon                  30.50%

                           PERCENT OF
                            MORTGAGE
                              POOL
                           ----------
YEAR OF ORIGINATION
2006                         100.00%

LOAN PURPOSE
Purchase                      92.27%
Refinance - Rate/Term          1.05%
Refinance - Cashout            6.68%

PROPERTY TYPE
Single Family                 63.94%
Condominium                    8.26%
Planned Unit Development      23.01%
Two- to Four-Family            4.79%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                  MERRILL LYNCH MORTGAGE INVESTORS, INC., FFMER, SERIES 2007-FFA
                                                              COLLATERAL SUMMARY
                                                              MORTGAGE LOAN POOL

                                         Aggregate    Percent            Weighted    Average    Weighted  Weighted
                            Number of    Principal      of     Weighted   Average   Principal    Average   Average  Percent
                             Mortgage     Balance    Mortgage   Average   Credit     Balance    Original  Debt-to-    Full   Percent
Range of Mortgage Rates       Loans     Outstanding    Pool     Coupon     Score   Outstanding     LTV     Income      Doc      IO
-----------------------     ---------  ------------  --------  --------  --------  -----------  --------  --------  -------  -------
7.001% to 7.500%                  2    $     19,970     0.00%    7.450%     714      $ 9,985      82.75%   34.50%   100.00%   0.00%
7.501% to 8.000%                 23       1,015,353     0.20     7.874      725       44,146      92.14    35.54    100.00    0.00
8.001% to 8.500%                 60       4,137,420     0.83     8.279      715       68,957      93.35    42.98     89.76    0.00
8.501% to 9.000%                610      23,462,171     4.70     8.858      687       38,463      98.19    41.11     85.45    0.00
9.001% to 9.500%                599      38,247,223     7.65     9.298      718       63,852      99.09    41.79     78.55    0.00
9.501% to 10.000%             2,019     107,842,570    21.58     9.787      694       53,414      99.52    43.07     48.55    0.00
10.001% to 10.500%            1,128      69,668,682    13.94    10.265      680       61,763      99.60    43.09     52.71    0.00
10.501% to 11.000%            1,338      72,383,193    14.49    10.775      656       54,098      99.58    42.88     56.90    0.00
11.001% to 11.500%            1,317      69,097,488    13.83    11.309      645       52,466      99.70    44.18     54.25    0.00
11.501% to 12.000%            1,124      63,354,325    12.68    11.755      637       56,365      99.91    44.98     49.80    0.00
12.001% to 12.500%              733      34,725,147     6.95    12.287      621       47,374      99.94    47.36     78.34    0.00
12.501% to 13.000%              279      14,318,821     2.87    12.751      610       51,322      99.96    48.71     99.22    0.00
13.001% to 13.500%               29       1,365,478     0.27    13.164      609       47,085      99.99    47.89    100.00    0.00
13.501% to 14.000%                1          23,571     0.00    13.650      603       23,571     100.00    41.00    100.00    0.00
                              -----    ------------   ------    ------      ---      -------     ------    -----    ------    ----
Total:                        9,262    $499,661,412   100.00%   10.627%     667      $53,947      99.49%   43.71%    59.43%   0.00%
                              =====    ============   ======    ======      ===      =======     ======    =====    ======    ====

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 7.450% per annum to 13.650% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 10.627% per annum.

                                         Aggregate    Percent            Weighted    Average    Weighted  Weighted
                            Number of    Principal      of     Weighted   Average   Principal    Average   Average  Percent
Range of Remaining           Mortgage     Balance    Mortgage   Average   Credit     Balance    Original  Debt-to-    Full   Percent
Months to Stated Maturity     Loans     Outstanding    Pool     Coupon     Score   Outstanding     LTV     Income      Doc      IO
-------------------------   ---------  ------------  --------  --------  --------  -----------  --------  --------  -------  -------
109 to 120                       65    $  2,559,377     0.51%   10.674%     667      $39,375     99.55%    42.61%    65.90%   0.00%
169 to 180                    6,679     340,484,508    68.14    10.733      662       50,978     99.57     43.81     59.04    0.00
229 to 240                    2,518     156,617,528    31.34    10.397      676       62,199     99.33     43.51     60.16    0.00
                              -----    ------------   ------    ------      ---      -------     -----     -----     -----    ----
Total:                        9,262    $499,661,412   100.00%   10.627%     667      $53,947     99.49%    43.71%    59.43%   0.00%
                              =====    ============   ======    ======      ===      =======     =====     =====     =====    ====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 117 months to 240 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 197 months.

                                         Aggregate    Percent            Weighted    Average    Weighted  Weighted
                            Number of    Principal      of     Weighted   Average   Principal    Average   Average  Percent
Range of Original Mortgage   Mortgage     Balance    Mortgage   Average   Credit     Balance    Original  Debt-to-    Full   Percent
Loan Principal Balances       Loans     Outstanding    Pool     Coupon     Score   Outstanding     LTV     Income      Doc      IO
--------------------------  ---------  ------------  --------  --------  --------  -----------  --------  --------  -------  -------
$50,000 or less               5,624    $177,910,322    35.61%   10.660%     653      $ 31,634     99.56%   43.34%    73.41%   0.00%
$50,001 to $100,000           2,656     185,247,890    37.07    10.704      669        69,747     99.55    43.98     52.49    0.00
$100,001 to $150,000            757      91,581,418    18.33    10.635      677       120,979     99.58    44.15     44.01    0.00
$150,001 to $200,000            148      25,445,837     5.09    10.403      683       171,931     98.96    43.63     54.34    0.00
$200,001 to $250,000             42       9,420,357     1.89    10.095      694       224,294     99.71    42.51     64.26    0.00
$250,001 to $300,000             33       9,411,004     1.88     9.554      703       285,182     97.44    42.35     88.01    0.00
$300,001 to $350,000              2         644,584     0.13    10.807      674       322,292    100.00    45.85    100.00    0.00
                              -----    ------------   ------    ------      ---      --------    ------    -----    ------    ----
Total:                        9,262    $499,661,412   100.00%   10.627%     667      $ 53,947     99.49%   43.71%    59.43%   0.00%
                              =====    ============   ======    ======      ===      ========    ======    =====    ======    ====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $590 to approximately $338,888 and the average outstanding principal balance of the Mortgage Loans was approximately $53,947.

                                         Aggregate    Percent            Weighted    Average    Weighted  Weighted
                            Number of    Principal      of     Weighted   Average   Principal    Average   Average  Percent
                             Mortgage     Balance    Mortgage   Average   Credit     Balance    Original  Debt-to-    Full   Percent
Product Types                 Loans     Outstanding    Pool     Coupon     Score   Outstanding     LTV     Income      Doc      IO
-------------               ---------  ------------  --------  --------  --------  -----------  --------  --------  -------  -------
10 Year Fixed Loans               6    $    129,745     0.03%    9.608%     680      $21,624     96.35%    37.32%    72.91%   0.00%
15 Year Fixed Loans              28         863,608     0.17    10.104      666       30,843     99.79     42.49     65.53    0.00
20 Year Fixed Loans             119       4,223,121     0.85    10.073      667       35,488     98.84     41.85     79.61    0.00
10/30 Balloon Loans              59       2,429,632     0.49    10.731      667       41,180     99.72     42.89     65.53    0.00
15/30 Balloon Loans           4,700     223,447,233    44.72    10.571      665       47,542     99.56     43.33     58.98    0.00
15/40 Balloon Loans           1,951     116,173,667    23.25    11.049      657       59,546     99.58     44.74     59.12    0.00
20/30 Balloon Loans           2,399     152,394,407    30.50    10.406      676       63,524     99.35     43.56     59.62    0.00
                              -----    ------------   ------    ------      ---      -------     -----     -----     -----    ----
Total:                        9,262    $499,661,412   100.00%   10.627%     667      $53,947     99.49%    43.71%    59.43%   0.00%
                              =====    ============   ======    ======      ===      =======     =====     =====     =====    ====

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE 'IMPORTANT NOTICES'
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                  MERRILL LYNCH MORTGAGE INVESTORS, INC., FFMER, SERIES 2007-FFA
                                                              COLLATERAL SUMMARY
                                                              MORTGAGE LOAN POOL

                                         Aggregate    Percent            Weighted    Average    Weighted  Weighted
                            Number of    Principal      of     Weighted   Average   Principal    Average   Average  Percent
                             Mortgage     Balance    Mortgage   Average   Credit     Balance    Original  Debt-to-    Full   Percent
Amortization Type             Loans     Outstanding    Pool     Coupon     Score   Outstanding     LTV     Income      Doc      IO
-----------------           ---------  ------------  --------  --------  --------  -----------  --------  --------  -------  -------
Fully Amortizing                153    $  5,216,473     1.04%   10.067%     667      $34,095     98.94%    41.84%    77.11%   0.00%
Balloon                       9,109     494,444,939    98.96    10.633      667       54,281     99.50     43.73     59.24    0.00
                              -----    ------------   ------    ------      ---      -------     -----     -----     -----    ----
Total:                        9,262    $499,661,412   100.00%   10.627%     667      $53,947     99.49%    43.71%    59.43%   0.00%
                              =====    ============   ======    ======      ===      =======     =====     =====     =====    ====

                                         Aggregate    Percent            Weighted    Average    Weighted  Weighted
                            Number of    Principal      of     Weighted   Average   Principal    Average   Average  Percent
                             Mortgage     Balance    Mortgage   Average   Credit     Balance    Original  Debt-to-    Full   Percent
Adjustment Type               Loans     Outstanding    Pool     Coupon     Score   Outstanding     LTV     Income      Doc      IO
---------------             ---------  ------------  --------  --------  --------  -----------  --------  --------  -------  -------
Fixed Rate                    9,262    $499,661,412   100.00%   10.627%     667      $53,947     99.49%    43.71%    59.43%   0.00%
                              -----    ------------   ------    ------      ---      -------     -----     -----     -----    ----
Total:                        9,262    $499,661,412   100.00%   10.627%     667      $53,947     99.49%    43.71%    59.43%   0.00%
                              =====    ============   ======    ======      ===      =======     =====     =====     =====    ====

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE 'IMPORTANT NOTICES'
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                  MERRILL LYNCH MORTGAGE INVESTORS, INC., FFMER, SERIES 2007-FFA
                                                              COLLATERAL SUMMARY
                                                              MORTGAGE LOAN POOL

                             Number     Aggregate    Percent             Weighted    Average    Weighted  Weighted
                               of       Principal      of      Weighted   Average   Principal    Average   Average  Percent
Geographic Distributions    Mortgage     Balance    Mortgage   Average    Credit     Balance    Original  Debt-to-    Full   Percent
of Mortgaged Properties       Loans    Outstanding    Pool      Coupon    Score    Outstanding     LTV     Income     Doc       IO
------------------------    --------  ------------  --------  ---------  --------  -----------  --------  --------  -------  -------
Alabama                          65   $  2,109,363     0.42%   11.264%      654      $32,452      99.95%   42.12%    88.07%   0.00%
Arizona                         193      9,175,720     1.84    10.641       660       47,543      99.31    44.08     60.23    0.00
Arkansas                         19        580,345     0.12    11.211       653       30,544      99.91    40.77     80.34    0.00
California                    1,699    162,826,553    32.59    10.434       681       95,837      99.35    44.06     48.83    0.00
Colorado                        185      8,811,173     1.76    10.630       660       47,628      99.67    42.98     72.60    0.00
Connecticut                      62      2,987,094     0.60    10.712       662       48,179      99.67    45.98     68.61    0.00
Delaware                          7        292,926     0.06    10.793       656       41,847      99.21    49.59     76.13    0.00
District of Columbia             15      1,108,711     0.22    10.487       677       73,914     100.00    45.90     37.20    0.00
Florida                       1,009     54,581,559    10.92    10.696       667       54,095      99.65    43.64     56.31    0.00
Georgia                         420     16,915,656     3.39    10.957       645       40,275      99.75    42.87     72.66    0.00
Idaho                            46      1,604,647     0.32    10.838       647       34,884      99.59    40.82     86.38    0.00
Illinois                        346     16,945,996     3.39    10.990       669       48,977      99.58    44.62     54.08    0.00
Indiana                         123      3,536,826     0.71    10.878       647       28,755      99.42    41.26     82.33    0.00
Iowa                             17        571,335     0.11    11.115       649       33,608      99.75    42.89     62.44    0.00
Kansas                           28        934,699     0.19    11.417       634       33,382      99.79    40.94     96.47    0.00
Kentucky                         91      2,577,126     0.52    11.189       638       28,320      99.96    42.71     76.85    0.00
Louisiana                        27        782,413     0.16    11.323       637       28,978      99.97    46.54     88.25    0.00
Maine                            28        993,888     0.20    11.172       654       35,496     100.00    41.59     65.23    0.00
Maryland                        267     19,478,540     3.90    11.190       660       72,953      98.90    44.73     61.10    0.00
Massachusetts                   178      9,627,497     1.93    11.227       659       54,087      99.68    44.71     58.86    0.00
Michigan                        247      7,780,682     1.56    10.881       654       31,501      99.83    43.20     69.82    0.00
Minnesota                       168      7,427,955     1.49    10.605       664       44,214      99.84    43.94     58.44    0.00
Mississippi                      29        827,530     0.17    10.858       656       28,536      99.67    41.70     69.67    0.00
Missouri                         86      2,776,451     0.56    10.641       658       32,284      99.70    42.84     73.46    0.00
Montana                           5        181,518     0.04    10.718       648       36,304      99.13    47.91     80.86    0.00
Nebraska                         20        821,025     0.16    10.577       646       41,051     100.00    42.16     96.38    0.00
Nevada                          187     11,952,074     2.39    10.698       664       63,915      99.60    43.36     53.95    0.00
New Hampshire                    37      1,543,444     0.31    10.848       649       41,715      99.92    45.36     65.89    0.00
New Jersey                      130      8,914,483     1.78    11.083       665       68,573      99.62    44.71     47.05    0.00
New Mexico                       48      1,812,430     0.36    11.126       655       37,759      99.29    45.38     78.94    0.00
New York                        351     25,949,480     5.19    11.099       680       73,930      99.35    44.03     38.37    0.00
North Carolina                  284     10,356,733     2.07    11.367       645       36,467      99.55    43.28     87.26    0.00
North Dakota                     13        351,888     0.07    10.684       650       27,068     100.00    43.60     83.14    0.00
Ohio                            245      7,193,590     1.44    10.905       645       29,362      99.69    42.37     84.15    0.00
Oklahoma                         33        888,797     0.18    11.309       638       26,933     100.00    42.14     86.13    0.00
Oregon                          294     13,825,391     2.77    10.219       671       47,025      99.31    42.61     66.24    0.00
Pennsylvania                    120      4,036,745     0.81    10.642       656       33,640      99.59    41.31     80.79    0.00
Rhode Island                     50      2,564,888     0.51    10.878       656       51,298      99.90    43.83     53.64    0.00
South Carolina                   47      1,696,660     0.34    11.021       655       36,099      99.18    38.18     86.75    0.00
South Dakota                      5        111,495     0.02    10.604       660       22,299     100.00    39.85     75.80    0.00
Tennessee                       407     11,261,958     2.25     8.963       642       27,671      99.81    44.20     86.67    0.00
Texas                           839     26,026,532     5.21     9.883       651       31,021      99.82    42.46     71.38    0.00
Utah                            300     12,269,357     2.46    11.000       653       40,898      99.64    43.26     70.98    0.00
Vermont                           5        149,223     0.03    11.596       648       29,845      98.86    49.16    100.00    0.00
Virginia                        100      6,501,640     1.30    10.755       661       65,016      99.46    43.51     67.32    0.00
Washington                      230     11,004,016     2.20    10.411       663       47,844      99.26    44.01     77.17    0.00
West Virginia                    13        433,937     0.09    10.313       665       33,380      99.62    38.67     89.31    0.00
Wisconsin                       133      4,225,850     0.85    10.886       653       31,773      99.15    44.38     76.67    0.00
Wyoming                          11        333,572     0.07    10.919       657       30,325      98.51    38.85     91.01    0.00
                              -----   ------------   ------    ------       ---      -------     ------    -----    ------    ----
Total:                        9,262   $499,661,412   100.00%   10.627%      667      $53,947      99.49%   43.71%    59.43%   0.00%
                              =====   ============   ======    ======       ===      =======     ======    =====    ======    ====

No more than approximately 0.44% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE 'IMPORTANT NOTICES'
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                  MERRILL LYNCH MORTGAGE INVESTORS, INC., FFMER, SERIES 2007-FFA
                                                              COLLATERAL SUMMARY
                                                              MORTGAGE LOAN POOL

                             Number     Aggregate    Percent             Weighted    Average    Weighted  Weighted
                               of       Principal      of      Weighted   Average   Principal    Average   Average  Percent
Range of Combined           Mortgage     Balance    Mortgage   Average    Credit     Balance    Original  Debt-to-    Full   Percent
Loan-to-Value Ratios          Loans    Outstanding    Pool      Coupon    Score    Outstanding     LTV     Income     Doc       IO
--------------------        --------  ------------  --------  ---------  --------  -----------  --------  --------  -------  -------
50.00% or less                    1   $     37,970     0.01%   10.600%      675     $ 37,970     40.00%    42.00%     0.00%   0.00%
60.01% to 65.00%                  2        298,712     0.06    10.535       656      149,356     64.15     42.72      0.00    0.00
70.01% to 75.00%                  2        127,161     0.03     8.766       697       63,580     73.32     39.27     53.06    0.00
75.01% to 80.00%                  1         17,590     0.00     8.650       680       17,590     80.00     43.00    100.00    0.00
80.01% to 85.00%                 19      1,141,757     0.23     9.226       672       60,092     83.86     41.96     66.60    0.00
85.01% to 90.00%                194      9,878,424     1.98     9.458       670       50,920     89.53     42.35     76.61    0.00
90.01% to 95.00%                352     19,066,538     3.82     9.748       674       54,166     94.68     43.04     75.94    0.00
95.01% to 100.00%             8,691    469,093,261    93.88    10.692       666       53,975     99.97     43.77     58.42    0.00
                              -----   ------------   ------    ------       ---     --------     -----     -----    ------    ----
Total:                        9,262   $499,661,412   100.00%   10.627%      667     $ 53,947     99.49%    43.71%    59.43%   0.00%
                              =====   ============   ======    ======       ===     ========     =====     =====    ======    ====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 40.00% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 99.49%.

                             Number     Aggregate    Percent             Weighted    Average    Weighted  Weighted
                               of       Principal      of      Weighted   Average   Principal    Average   Average  Percent
Range of                    Mortgage     Balance    Mortgage   Average    Credit     Balance    Original  Debt-to-    Full   Percent
Debt-to-Income Ratios         Loans    Outstanding    Pool      Coupon    Score    Outstanding     LTV     Income     Doc       IO
---------------------       --------  ------------  --------  ---------  --------  -----------  --------  --------  -------  -------
20.00% or less                  165   $  9,502,654     1.90%   10.313%      663      $57,592      99.38%   14.69%    93.35%   0.00%
20.01% to 25.00%                207      9,423,777     1.89    10.208       670       45,525      99.33    23.48     82.41    0.00
25.01% to 30.00%                404     17,436,758     3.49    10.415       663       43,160      99.30    28.10     74.34    0.00
30.01% to 35.00%                756     35,067,868     7.02    10.419       666       46,386      99.47    33.23     65.82    0.00
35.01% to 40.00%              1,293     66,892,548    13.39    10.371       669       51,734      99.26    38.22     58.72    0.00
40.01% to 45.00%              2,090    119,183,936    23.85    10.492       672       57,026      99.58    43.23     48.44    0.00
45.01% to 50.00%              2,582    156,407,056    31.30    10.772       671       60,576      99.60    48.16     39.81    0.00
50.01% to 55.00%              1,763     85,578,877    17.13    10.962       651       48,542      99.45    53.43     99.10    0.00
55.01% to 60.00%                  2        167,939     0.03    10.050       685       83,970     100.00    56.86    100.00    0.00
                              -----   ------------   ------    ------       ---      -------     ------    -----    ------    ----
Total:                        9,262   $499,661,412   100.00%   10.627%      667      $53,947      99.49%   43.71%    59.43%   0.00%
                              =====   ============   ======    ======       ===      =======     ======    =====    ======    ====

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 2.00% to 59.00% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 43.71%.

                             Number     Aggregate    Percent             Weighted    Average    Weighted  Weighted
                               of       Principal      of      Weighted   Average   Principal    Average   Average  Percent
                            Mortgage     Balance    Mortgage   Average    Credit     Balance    Original  Debt-to-    Full   Percent
Loan Purpose                  Loans    Outstanding    Pool      Coupon    Score    Outstanding     LTV     Income     Doc       IO
------------                --------  ------------  --------  ---------  --------  -----------  --------  --------  -------  -------
Purchase                      8,488   $461,029,617    92.27%   10.645%      668      $54,315     99.70%    43.72%    56.42%   0.00%
Refinance - Cashout             633     33,376,588     6.68    10.411       655       52,728     97.02     43.36     95.88    0.00
Refinance - Rate Term           141      5,255,207     1.05    10.468       656       37,271     97.33     44.58     91.50    0.00
                              -----   ------------   ------    ------       ---      -------     -----     -----     -----    ----
Total:                        9,262   $499,661,412   100.00%   10.627%      667      $53,947     99.49%    43.71%    59.43%   0.00%
                              =====   ============   ======    ======       ===      =======     =====     =====     =====    ====

                             Number     Aggregate    Percent             Weighted    Average    Weighted  Weighted
                               of       Principal      of      Weighted   Average   Principal    Average   Average  Percent
                            Mortgage     Balance    Mortgage   Average    Credit     Balance    Original  Debt-to-    Full   Percent
Property Type                 Loans    Outstanding    Pool      Coupon    Score    Outstanding     LTV     Income     Doc       IO
-------------               --------  ------------  --------  ---------  --------  -----------  --------  --------  -------  -------
Single Family Residence       6,197   $319,464,168    63.94%   10.642%      666      $51,551     99.52%    43.47%    58.98%   0.00%
Planned Unit Development      1,949    114,978,469    23.01    10.546       663       58,994     99.36     43.94     65.27    0.00
Condominium                     807     41,265,207     8.26    10.651       670       51,134     99.69     43.93     58.38    0.00
2 to 4 Family                   309     23,953,569     4.79    10.779       684       77,520     99.48     45.36     39.11    0.00
                              -----   ------------   ------    ------       ---      -------     -----     -----     -----    ----
Total:                        9,262   $499,661,412   100.00%   10.627%      667      $53,947     99.49%    43.71%    59.43%   0.00%
                              =====   ============   ======    ======       ===      =======     =====     =====     =====    ====

                             Number     Aggregate    Percent             Weighted    Average    Weighted  Weighted
                               of       Principal      of      Weighted   Average   Principal    Average   Average  Percent
                            Mortgage     Balance    Mortgage   Average    Credit     Balance    Original  Debt-to-    Full   Percent
Documentation                 Loans    Outstanding    Pool      Coupon    Score    Outstanding     LTV     Income     Doc       IO
-------------               --------  ------------  --------  ---------  --------  -----------  --------  --------  -------  -------
Full Documentation            6,123   $296,939,637    59.43%   10.634%      655      $48,496     99.39%    43.69%   100.00%   0.00%
No Income Verification        3,108    201,112,322    40.25    10.616       685       64,708     99.65     43.77      0.00    0.00
Limited Income
   Verification                  31      1,609,454     0.32    10.636       664       51,918     99.52     40.32      0.00    0.00
                              -----   ------------   ------    ------       ---      -------     -----     -----    ------    ----
Total:                        9,262   $499,661,412   100.00%   10.627%      667      $53,947     99.49%    43.71%    59.43%   0.00%
                              =====   ============   ======    ======       ===      =======     =====     =====    ======    ====

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE 'IMPORTANT NOTICES'
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                  MERRILL LYNCH MORTGAGE INVESTORS, INC., FFMER, SERIES 2007-FFA
                                                              COLLATERAL SUMMARY
                                                              MORTGAGE LOAN POOL

                             Number     Aggregate    Percent             Weighted    Average    Weighted  Weighted
                               of       Principal      of      Weighted   Average   Principal    Average   Average  Percent
                            Mortgage     Balance    Mortgage   Average    Credit     Balance    Original  Debt-to-    Full   Percent
Occupancy                     Loans    Outstanding    Pool      Coupon    Score    Outstanding     LTV     Income     Doc       IO
---------                   --------  ------------  --------  ---------  --------  -----------  --------  --------  -------  -------
Primary                       9,262   $499,661,412   100.00%   10.627%      667      $53,947     99.49%    43.71%    59.43%   0.00%
                              -----   ------------   ------    ------       ---      -------     -----     -----     -----    ----
Total:                        9,262   $499,661,412   100.00%   10.627%      667      $53,947     99.49%    43.71%    59.43%   0.00%
                              =====   ============   ======    ======       ===      =======     =====     =====     =====    ====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                             Number     Aggregate    Percent             Weighted    Average    Weighted  Weighted
                               of       Principal      of      Weighted   Average   Principal    Average   Average  Percent
Mortgage Loans Age          Mortgage     Balance    Mortgage   Average    Credit     Balance    Original  Debt-to-    Full   Percent
Summary (Months)              Loans    Outstanding    Pool      Coupon    Score    Outstanding     LTV     Income     Doc       IO
------------------          --------  ------------  --------  ---------  --------  -----------  --------  --------  -------  -------
0                                 9   $    403,720     0.08%   10.610%      655     $44,858       99.16%   45.52%    70.16%   0.00%
1                             3,985    217,152,979    43.46    10.637       668      54,493       99.54    43.65     59.97    0.00
2                             4,796    256,498,890    51.33    10.609       666      53,482       99.47    43.66     58.71    0.00
3                               403     20,867,668     4.18    10.696       661      51,781       99.45    44.62     61.67    0.00
4                                54      3,813,698     0.76    11.069       649      70,624       98.87    45.16     57.79    0.00
5                                 8        293,979     0.06    10.542       669      36,747       98.56    47.28     70.25    0.00
6                                 6        558,695     0.11     9.592       697      93,116      100.00    42.65    100.00    0.00
7                                 1         71,783     0.01    10.250       671      71,783       95.00    44.00      0.00    0.00
                              -----   ------------   ------    ------       ---     -------      ------    -----    ------    ----
Total:                        9,262   $499,661,412   100.00%   10.627%      667     $53,947       99.49%   43.71%    59.43%   0.00%
                              =====   ============   ======    ======       ===     =======      ======    =====    ======    ====

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.

                             Number     Aggregate    Percent             Weighted    Average    Weighted  Weighted
                               of       Principal      of      Weighted   Average   Principal    Average   Average  Percent
Original Prepayment         Mortgage     Balance    Mortgage   Average    Credit     Balance    Original  Debt-to-    Full   Percent
Penalty Term                  Loans    Outstanding    Pool      Coupon    Score    Outstanding     LTV     Income     Doc       IO
------------------          --------  ------------  --------  ---------  --------  -----------  --------  --------  -------  -------
None                          2,539   $149,852,261    29.99%   10.872%      667      $59,020     99.35%    43.24%    59.48%   0.00%
12 Months                       470     34,505,596     6.91    10.987       678       73,416     99.49     43.62     43.54    0.00
24 Months                     6,253    315,303,555    63.10    10.471       665       50,424     99.57     43.94     61.14    0.00
                              -----   ------------   ------    ------       ---      -------     -----     -----     -----    ----
Total:                        9,262   $499,661,412   100.00%   10.627%      667      $53,947     99.49%    43.71%    59.43%   0.00%
                              =====   ============   ======    ======       ===      =======     =====     =====     =====    ====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 23 months.

                             Number     Aggregate    Percent             Weighted    Average    Weighted  Weighted
                               of       Principal      of      Weighted   Average   Principal    Average   Average  Percent
                            Mortgage     Balance    Mortgage   Average    Credit     Balance    Original  Debt-to-    Full   Percent
Range of Credit Scores        Loans    Outstanding    Pool      Coupon    Score    Outstanding     LTV     Income     Doc       IO
----------------------      --------  ------------  --------  ---------  --------  -----------  --------  --------  -------  -------
576 to 600                      111   $  4,486,377     0.90%   11.829%      600      $40,418      99.72%   44.47%   100.00%   0.00%
601 to 625                    2,104     84,713,535    16.95    11.615       613       40,263      99.63    44.58    100.00    0.00
626 to 650                    2,222    111,413,665    22.30    11.153       640       50,141      99.46    44.19     66.79    0.00
651 to 675                    2,095    118,342,455    23.68    10.728       663       56,488      99.44    43.45     46.88    0.00
676 to 700                    1,266     78,403,770    15.69    10.021       687       61,930      99.61    43.25     43.35    0.00
701 to 725                      716     50,143,398    10.04     9.508       711       70,033      99.26    42.71     43.39    0.00
726 to 750                      392     29,072,090     5.82     9.596       737       74,163      99.62    43.72     39.54    0.00
751 to 775                      241     15,634,310     3.13     9.515       761       64,873      99.25    42.67     43.46    0.00
776 to 800                      100      6,454,129     1.29     9.499       785       64,541      99.73    45.04     47.27    0.00
801 to 802                        5        158,384     0.03     9.028       802       31,677      98.69    37.32    100.00    0.00
803 to 804                        2        131,667     0.03     9.255       804       65,833     100.00    45.00     74.39    0.00
805 >=                            8        707,633     0.14     9.344       811       88,454      98.92    33.48     70.85    0.00
                              -----   ------------   ------    ------       ---      -------     ------    -----    ------    ----
Total:                        9,262   $499,661,412   100.00%   10.627%      667      $53,947      99.49%   43.71%    59.43%   0.00%
                              =====   ============   ======    ======       ===      =======     ======    =====    ======    ====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 600 to 814 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 667.

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE 'IMPORTANT NOTICES'
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.